Exhibit 99.1

Dow and DuPont Announce Amendments to Transaction Merger Agreement

•	Dow and DuPont Amend Merger Agreement to Reflect Extension to August 31; Close of Transaction Now Expected No Earlier than August 1

•	Dow and DuPont Reiterate Intended Spin-offs Will Occur Within 18 Months After Closing

•	Material Science Company Now Expected to be the First Spin-off

Wilmington, DE and Midland, MI — March 31, 2017 — DuPont (NYSE: DD) and Dow (NYSE: Dow) today announced several amendments to the companies’ transaction agreement involving the proposed merger of equals and intended subsequent separation into three independent publicly traded companies.

To accommodate the requirements of DuPont’s recently announced transaction with FMC, Dow and DuPont have amended Section 8.1(b)(i) of the merger agreement to extend the “Outside Date” definition to August 31, 2017 with anticipated closing of the transaction no earlier than August 1, 2017, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals.

DuPont’s transaction with FMC is expected to close in the fourth quarter of 2017, subject to the closing of the DuPont and Dow merger, in addition to other customary closing conditions, including regulatory approvals.

Dow and DuPont reiterate both companies’ expectations that the intended spinoffs will occur within 18 months after closing. In addition, Dow and DuPont now expect that the first spin-off in the intended separation process will be the spin-off of the post-merger Material Science Company.

The companies continue to expect the merger transaction to generate approximately $3 billion of cost synergies and $1 billion of growth synergies.

“This revised agreement was necessary and a very positive outcome driven by the transaction with FMC, announced by DuPont today. It is another significant milestone in our progress to complete this value-creating transaction and the subsequent intended spins as swiftly as possible and without any change to the committed synergies,” said Andrew Liveris, chairman and chief executive officer of Dow.

“Today’s announced transaction enables us to satisfy the European Commission’s approval conditions, while maintaining the strategic logic and value creation potential of our merger and the three independent companies we intend to create,” said Edward D. Breen, chairman and chief executive officer of DuPont.

ABOUT DOW

Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from material, polymer, chemical and biological science to help address many of the world’s most challenging problems, such as the need for fresh food, safer and more sustainable transportation, clean water, energy efficiency, more durable infrastructure, and increasing agricultural productivity. Dow’s integrated, market-driven portfolio delivers a broad range of technology-based products and solutions to customers in 175 countries and in high-growth sectors such as packaging, infrastructure, transportation, consumer care, electronics, and agriculture. In 2016, Dow had annual sales of $48 billion and employed approximately 56,000 people worldwide. The Company’s more than 7,000 product families are manufactured at 189 sites in 34 countries across the globe. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

ABOUT DUPONT

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

Contact Information

Dow Contacts	DuPont Contacts

Investors Neal Sheorey nrsheorey@dow.com +1 989-636-6347	Investors Greg Friedman greg.friedman@dupont.com +1 302-774-4994

Media Rachelle Schikorra ryschikorra@dow.com +1 989-638-4090	Media Dan Turner daniel.a.turner@dupont.com +1 302-996-8372

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as

“expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Dow and DuPont to integrate the business successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separations, including anticipated timing, any changes to the configuration of businesses included in the potential separation if implemented, (iii) the intended separation of the agriculture, material science and specialty products businesses of the combined company post-mergers in one or more tax efficient transactions on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (iv) potential litigation relating to the proposed transaction that could be instituted against Dow, DuPont or their respective directors, (v) the risk that disruptions from the proposed transaction will harm Dow’s or DuPont’s business, including current plans and operations, (vi) the ability of Dow or DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Dow’s and/or DuPont’s financial performance, (xii) certain restrictions during the pendency of the merger that may impact Dow’s or DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus included in the Registration Statement filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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